Exhibit 99.1

INVESTOR RIGHTS AGREEMENT

BY AND BETWEEN

CH2M HILL COMPANIES, LTD.

AND

AP VIII CH2 HOLDINGS, L.P.

Dated as of June 24, 2015

TABLE OF CONTENTS

SECTION 1 Definitions		1

1.1	Definitions	1

SECTION 2 Registration Rights		5

2.1	Request for Registration	5
2.2	Company Registration	7
2.3	Form S-3 Registration	8
2.4	Obligations of the Company	9
2.5	Information	11
2.6	Expenses of Registration	11
2.7	Indemnification	12
2.8	Reports under Exchange Act	14
2.9	Assignment of Registration Rights	14
2.10	Termination of Registration Rights	15

SECTION 3 Sale Rights		15

3.1	Initiation of Sale Process	15
3.2	Advisors	15
3.3	Cooperation with Sale Process	15
3.4	Approval of Terms and Conditions	16

SECTION 4 Additional Covenants and Agreements		17

4.1	Restrictions on Transfer	17
4.2	Restrictive Legends	17
4.3	Security Clearance Matters	18
4.4	“Market Stand-Off” Agreement; Lock-Up	19
4.5	Board Matters	21
4.6	Certain New Securities	21
4.7	Transaction Fees	22
4.8	Confidentiality	22
4.9	Certain Information Rights	23

SECTION 5 Miscellaneous		24

5.1	Successors and Assigns	24
5.2	Governing Law	24
5.3	Submission to Jurisdiction	24
5.4	Counterparts	24
5.5	Titles and Subtitles	25
5.6	Notices	25
5.7	Amendments and Waivers	26
5.8	Severability	26
5.9	Delays or Omissions	26
5.10	Entire Agreement	26
5.11	Aggregation of Stock	26

5.12	Absence of Presumption	26
5.13	Construction	27

INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT (the “Agreement”) is made as of June 24, 2015, by and between CH2M HILL Companies, Ltd., a Delaware corporation (the “Company”), and AP VIII CH2 Holdings, L.P., a Delaware limited partnership (the “Investor”).

The Company and the Investor are parties to that certain Subscription Agreement, dated as of May 27, 2015 (as may be amended from time to time, the “Subscription Agreement”) pursuant to which the Investor is purchasing shares of Series A Preferred Stock (as defined below).

As an inducement for the Company to consummate the transactions contemplated by the Subscription Agreement and as an inducement for the Investor to invest funds in the Company pursuant to the Subscription Agreement, the Investor and the Company hereby agree to enter into this Agreement, which shall govern the rights of the Investor to cause the Company to register shares of Common Stock (as defined below) issuable to the Investor upon the conversion of the Series A Preferred Stock and certain other matters as set forth herein.  Now, therefore, the parties hereto hereby agree as follows:

SECTION 1

Definitions

1.1                               Definitions.  For purposes of this Agreement:

(a)                                 “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

(b)                                 “Applicable Law” means laws, orders of a court of competent jurisdiction or other similar requirement of any Governmental Authority.

(c)                                  “Board” shall mean the Board of Directors of the Company.

(d)                                 “Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, Wilmington, Delaware or Denver, Colorado.

(e)                                  “Closing” shall have the meaning ascribed to such term in the Subscription Agreement.

(f)                                   “Common Stock” shall mean the common stock of the Company, par value $.01 per share.

(g)                                  “Company Holder” shall mean any officer, director, partner, member, employee, consultant, agent or representative of the Company, a Company Subsidiary or a Company Offeror that holds Company Shares, other than the Investor. “Company Holders” shall mean every Company Holder, collectively.

(h)                                 “Company Holders Post-IPO Holdings” shall mean Company Shares held by the Company Holders immediately after the consummation of an IPO or other registered public offering or listing on a securities exchange of Company Shares.

(i)                                     “Company Offeror” shall mean (a) the Company; (b) any successor to the Company or any surviving entity resulting from a merger, consolidation or other business combination involving the Company or any wholly-owned Company Subsidiary; (c) any Company Subsidiary that is a holding company for all or substantially all of the operating assets of the Company Subsidiaries; or (d) any other entity the securities of which are exchanged for Common Stock, Preferred stock or any other equity interests or equity securities of any Company Offeror in anticipation of an IPO or other registered public offering or listing on a securities exchange of Company Shares.

(j)                                    “Company Subsidiary” shall mean any entity of which securities or ownership interests having voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company or of which the Company or a Company Subsidiary is the sole member or manager or with which entity the Company or a Company Subsidiary has a management agreement that allows the Company to directly or indirectly control such entity.

(k)                                 “Company Shares” shall mean Common Stock, Preferred Stock or any equity securities of the Company or any Company Offeror.

(l)                                     “Convertible Securities” shall mean any bonds, debentures, notes or other evidences of indebtedness and any options, warrants, purchase rights or any other securities convertible into, exercisable for, or exchangeable for Common Stock.

(m)                             “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(n)                                 “Excluded Transfer” shall mean any Transfer (x) to any Person that is a competitor of the Company, as determined by the Board in good faith; (y) any Transfer that, in the good-faith judgment of the Board, would materially impact the Company’s ability to maintain its security clearances or would require additional measures to mitigate any foreign ownership of the Company; and (z) any Transfer not in compliance with any Applicable Law or regulation.

(o)                                 “Fifth Anniversary” shall mean the fifth (5th) anniversary of the Closing.

(p)                                 “Form S-3” shall mean such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(q)                                 “Governmental Authority” means any (i) federal, state, local, municipal, foreign or other government (or agency or political subdivision thereof); (ii) governmental, quasi-governmental or regulatory authority of any nature (including any governmental agency, branch, department or other entity and any court or other tribunal); (iii) multinational organization; or (iv) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power any nature.

(r)                                    “Holder” shall mean any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 2.9 of this Agreement.

(s)                                   “Initiating Holders” shall mean any Holder or Holders who in the aggregate hold Registrable Securities equal in number to at least fifty percent (50%) of the Registrable Securities on the date of this Agreement.

(t)                                    “IPO” shall mean an underwritten initial public offering pursuant to the Securities Act, on Form S-1 (as defined in the Securities Act) or a successor form, and declared effective by the SEC under the Securities Act.

(u)                                 “Liquidation Event” shall mean the liquidation, dissolution or winding up of the Company or any Deemed Liquidation Event (as defined in the Restated Certificate).

(v)                                 “New Securities” shall mean any shares of, or securities convertible into or exchangeable or exercisable for any shares of, any class of the Company’s capital stock, but excluding: (A) shares of any class of capital stock of the Company issued or issuable upon the conversion of any Convertible Securities outstanding as of the date of this Agreement; (B)  shares of any class of capital stock of the Company issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock covered by the provisions concerning adjustments to any Conversion Price (as defined in the Restated Certificate) applicable to the Series A Preferred Stock in the Restated Certificate and securities issued or deemed issued as a dividend or Distribution (as defined in the Restated Certificate) on Series A Preferred Stock, including any payment-in-kind dividends; (C) shares of any class of capital stock of the Company and/or options, warrants or other derivative equity incentive awards such as restricted stock units or performance shares, and the securities issued pursuant to such options, warrants or other derivative equity incentive awards to employees, consultants or directors pursuant to any stock plans, equity incentive plans, restricted stock plans, stock purchase plans, stockholder rights plans or other written arrangements designated and approved by the Board; (D) shares of any class of capital stock of the Company or Convertible Securities issued to lenders, financial institutions, equipment lessors, landlords, brokers or similar entities in connection with commercial credit arrangements, equipment financings, commercial property lease transactions or similar transactions, in each case, the principal purpose of which the Board has determined is other than the raising of capital through the sale of equity securities of the Company and the terms of which are approved by the Board; (E) shares of any class of capital stock of the Company issued in connection with bona fide acquisitions, mergers, business combinations or similar transactions, in each case, the principal purpose of which the Board has determined is other than the raising of capital through the sale of equity securities of the Company and the terms of which are approved by the Board; (F) the issuance of any shares of Series A Preferred Stock sold pursuant to the Subscription Agreement or shares of Common Stock issuable upon conversion thereof; (G) shares of any class of capital stock of the Company issued or issuable pursuant to a public offering; (H) shares of any class of capital stock of the Company issued to an entity in connection with a corporate strategic relationship or transaction, the principal purpose of which the Board has determined is other than the raising of capital through the sale of equity securities of the Company and which terms are approved by the Board; (I) shares of Common Stock issued or issuable pursuant to the Restated Certificate as a result of a decrease in any Conversion Price; and (J) any securities issuable upon exercise or conversion of securities listed in (A) through (J).

(w)                               “Person” shall mean an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization or a Governmental Authority or political subdivision thereof.

(x)                                 “Preferred Stock” shall mean the Company’s preferred stock, par value $.01 per share.

(y)                                 The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(z)                                  “Registrable Securities” shall mean (i) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock acquired by the Investor and (ii) any Common Stock of the Company issued as (or issuable upon conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in clause (i) hereof; provided, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been: (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction; (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale; or (C) transferred in a transaction pursuant to which the registration rights are not also assigned in accordance with Section 2.9 hereof.

(aa)                          The number of shares of “Registrable Securities then outstanding” shall mean the sum of the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

(bb)                          “Restated Certificate” shall mean the Company’s Restated Certificate of Incorporation (including any certificates of designation relating to any series of the Company’s Preferred Stock), as amended and/or restated from time to time.

(cc)                            “Restricted Holder” shall mean any holder of Restricted Shares.

(dd)                          “Restricted Shares” shall mean shares of Series A Preferred Stock and the Common Stock issuable or issued upon conversion of the Series A Preferred Stock.

(ee)                            “Rule 144” shall mean Rule 144 as promulgated by the SEC under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

(ff)                              “Rule 144(b)(1)(i)” shall mean subsection (b)(1)(i) of Rule 144 under the Act as it applies to persons who have held shares for more than one (1) year.

(gg)                            “Rule 145” shall mean Rule 145 as promulgated by the SEC under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

(hh)                          “Sale of the Company” shall mean any Deemed Liquidation Event (as defined in the Restated Certificate).

(ii)                                  “SEC” shall mean the Securities and Exchange Commission.

(jj)                                “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(kk)                          “Series A Preferred Stock” shall mean the Series A Preferred Stock of the Company, par value $.01 per share.

(ll)                                  “Transfer” shall mean a sale, transfer, hypothecation, assignment, gift, bequest or disposition by any other means, whether for value or no value and whether voluntary or involuntary (including, without limitation, by realization upon any lien or by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings). The term “Transferred” shall have a correlative meaning.

(mm)                  “Violation” shall mean any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations:  (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law.

SECTION 2

Registration Rights

2.1                               Request for Registration.

(a)                                 Subject to the conditions of this Section 2.1, if the Company shall receive at any time after the earlier of (i) one hundred eighty (180) days following the consummation of the IPO and (ii) the Fifth Anniversary, a written request from the Initiating Holders that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities which would have an aggregate offering price of not less than

$100,000,000, then the Company shall within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.1, use reasonable efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 2.1.  In the event that such request is made prior to the consummation of the IPO but following the Fifth Anniversary, then the shares registered under the Securities Act in connection with such request shall include an aggregate number of shares of Common Stock to be sold by the Company that represents not less than 10%, or in the event there has been a Failure of Sale Approval (as defined below), 20%, of the issued and outstanding shares of Common Stock of the Company, including any shares of Common Stock issuable upon conversion of any issued and outstanding shares of Preferred Stock, after giving effect to such offering.

(b)                                 If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the written notice referred to in Section 2.1.  The underwriter will be selected by the Company and shall be reasonably acceptable to those Initiating Holders holding a majority of the Registrable Securities held by all Initiating Holders.  In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.  Notwithstanding any other provision of this Section 2.1, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated, first, to the Initiating Holders and, if the Investor has requested to participate in the underwriting as a Holder, the Investor on a pro rata basis based on the total number of Registrable Securities held by such holders; and second, to any other Holders on a pro rata basis among all such Holders.  In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded.  Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c)                                  In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.1 under the following conditions:

(i)                                     after the Company has effected three (3) registrations pursuant to this Section 2.1, and such registrations have been declared or ordered effective;

(ii)                                  if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.3 below; or

(iii)                               in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance or otherwise subject itself to general taxation.

2.2                               Company Registration.

(a)                                 If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such Common Stock solely for cash (other than (i) a registration relating to a demand pursuant to Section 2.1 or (ii) (A) a registration relating solely to the sale of securities of participants in a Company stock or equity incentive plan; (B) a registration relating to a corporate reorganization or transaction under Rule 145; (C) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (D) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration.  Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 5.6, the Company shall, subject to the provisions of Section 2.2(b), use reasonable efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.  Registrations effected pursuant to this Section 2.2 shall not be counted as demands for registration pursuant to Section 2.1.

(b)                                 If the registration statement under which the Company gives notice under this Section 2.2 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities.  In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.  Notwithstanding any other provision of this Agreement, if the underwriters determine in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, (i) first, to the Company; (ii) second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and (iii) finally, to any stockholder of the Company (other than a Holder) on a pro rata basis.  Notwithstanding the foregoing, in no event shall the number of securities of the selling Holders included in the offering be reduced below twenty percent (20%) of the total number of securities included in such registration, unless such offering is the IPO and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence.  For any Holder which is a partnership, venture capital fund or corporation, the affiliated venture capital funds, partners, retired partners and shareholders of such Holder, or the estates and lineal descendants of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate number of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(c)                                  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

2.3                               Form S-3 Registration.  In case the Company shall receive from any Holder a written request or requests that the Company effect a registration on Form S-3 (such requesting Holders, the “S-3 Initiating Holders”) and any related qualification or compliance covering all or a part of the Registrable Securities owned by such S-3 Initiating Holders, which is reasonably expected to have an aggregate offering price of not less than $10,000,000, then the Company will:

(a)                                 promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b)                                 use reasonable efforts to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such S-3 Initiating Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after the date of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.3 under the following conditions:

(i)                                     if Form S-3 is not available for such offering by the S-3 Initiating Holders;

(ii)                                  after the Company has, within the twelve (12) month period preceding the date of such request, already effected three (3) registrations pursuant to this Section 2.3 and such registrations have been declared or ordered effective;

(iii)                               in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance or otherwise subject itself to general taxation; or

(iv)                              if the Company, within thirty (30) days of receipt of the request of such S-3 Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the SEC within ninety (90) days of receipt of such request (other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Rule 145); provided, that the Company is actively employing in good faith reasonable efforts to cause such registration statement to become effective.

Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of such S-3 Initiating Holders.  Registrations effected pursuant to this Section 2.3 shall not be counted as demands for registration effected pursuant to Section 2.1.

(c)                                  At any time and from time to time after a Form S-3 registration statement has been declared effective by the SEC, any one or more S-3 Initiating Holders may request to sell all or any portion of their Registrable Securities in an underwritten offering (including in the form of block trades) that is registered pursuant to such Form S-3 registration statement.  The underwriter will be selected by the Company and shall be reasonably acceptable to those S-3 Initiating Holders holding a majority of the Registrable Securities held by all S-3 Initiating Holders.  In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.  Notwithstanding any other provision of this Section 2.3, if the underwriter advises the S-3 Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated, first, to the S-3 Initiating Holders and, if the Investor has requested to participate in the underwriting as a Holder, the Investor on a pro rata basis based on the total number of Registrable Securities held by such holders; and second, to any other Holders on a pro rata basis among all such Holders.  In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded.  Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

2.4                               Obligations of the Company.

(a)                                 Whenever required under this SECTION 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(i)                                     Prepare and file with the SEC a registration statement with respect to such Registrable Securities (or, in the event the Company qualifies as an “emerging growth company” within the meaning of Section 2(a) of the Securities Act, confidentially submit a substantially complete draft of a registration statement) and use reasonable efforts to cause such registration statement to become effective, and, in the case of a demand registration pursuant to Section 2.1, keep such registration statement effective for a period of not less than one hundred eighty (180) days or, if earlier, until the distribution contemplated in the registration statement has been completed.  The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415.

(ii)                                  Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(iii)                               Furnish to the Holders participating in such registration and to their legal counsel copies of the registration statement proposed to be filed and provide such Holders and their legal counsel the reasonable opportunity to review and comment on such registration statement.

(iv)                              Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(v)                                 Use reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process, or subject itself to general taxation, in any such states or jurisdictions.

(vi)                              Make available for inspection by any Holder participating in such registration, any underwriter participating in any disposition pursuant to such registration and any attorney or accountant retained by any such Holder or underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company and cause the Company’s officers and directors to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that such Holder or underwriter shall agree to hold in confidence and trust all information so provided pursuant to a confidentiality agreement in form and substance customary under the circumstances (such confidentiality agreement to include a provision that such Holder or underwriter, as the case may be, shall be responsible for any unauthorized disclosure by the attorneys or accountants of such Holder or underwriter).

(vii)                           In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriters of such offering.  Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement, subject to compliance with the terms of Section 2.6 herein.

(viii)                        Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Shares, such prospectus will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ix)                              Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed.

(x)                                 Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(xi)                              Reasonably cooperate in all necessary respects with (A) counsel in preparation of the customary legal opinions and (B) accountants in preparation of the customary comfort letters, copies of which shall be provided to each Holder so requesting; provided, that the Holders shall not be entitled to rely upon such legal opinions and comfort letters other than in accordance with their own respective terms, including using reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (x) an opinion, dated as of such date, of the legal counsel representing the Company (which may be in-house counsel, if acceptable to the managing underwriters selected for such underwritten offering) for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (y) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

(b)                                 Notwithstanding the provisions of this SECTION 2, the Company shall have the right to defer taking action with respect to any registration statement and to postpone or suspend the filing, effectiveness or use of, or trading under any registration statement, for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders or S-3 Initiating Holders, as applicable, if the Company shall provide the Holders of Registrable Securities a certificate signed by an authorized officer of the Company stating that, in the judgment of the Board, it would be detrimental to the Company and its stockholders for such registration statement to be filed at such time; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

(c)                                  In the event of the suspension of effectiveness of any registration statement pursuant to this Section 2.4, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement was suspended.

2.5                               Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this SECTION 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.

2.6                               Expenses of Registration.  All expenses (other than underwriting discounts and commissions, stock transfer taxes and fees of counsel to the selling stockholders in excess of those provided for below) incurred in connection with registrations, filings or qualifications pursuant to Section 2.1, Section 2.2 and Section 2.3, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 or Section 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case the participating Holders shall bear such expenses); provided, further, that if at the time of such withdrawal, the Holders (a) have learned of a material adverse change in the condition, business, or prospects of the Company that was not known at the time of their request or could have not been reasonably known given the prior communication or information provided by the Company to the Holders and (b) have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay such expenses.

2.7                               Indemnification.  In the event any Registrable Securities are included in a registration statement under this SECTION 2:

(a)                                 To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder, each Holder’s officers, directors, partners and members, and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Violation, and the Company will pay to each such Holder, underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for inclusion in a registration statement in connection with such registration by any such Holder, underwriter or controlling person and; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented) was not sent or given by or on behalf of such Holder or underwriter to such person, if required by law so to have been delivered by such Holder, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

(b)                                 To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 2.7(b), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this Section 2.7(b) exceed the net proceeds from the offering received by such Holder.

(c)                                  Promptly after receipt by an indemnified party under this Section 2.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.7 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.7.

(d)                                 If the indemnification provided for in this Section 2.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution under this Section 2.7(d) by a Holder exceed the net proceeds from the offering received by such Holder.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                                  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)                                   The obligations of the Company and Holders under this Section 2.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this SECTION 2.

2.8                               Reports under Exchange Act.  With a view to making available to the Holders the benefits of Rule 144, the Company agrees to:

(a)                                 make and keep public information available, as those terms are understood and defined in Rule 144, at all times after ninety (90) days after the effective date of the IPO;

(b)                                 file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)                                  furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

2.9                               Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this SECTION 2 may be assigned (but only with all related obligations) by: (a) a Holder that is a partnership, to any Affiliate, subsidiary, parent, partner, retired partner or affiliated fund of such Holder; (b) a Holder that is a limited liability company, to any member or former member of such Holder; (c) a Holder who is an individual, to such Holder’s family member or trust for the benefit of such Holder or such Holder’s family member; or (d) a Holder to any other person acquiring at least 2,410,800 Registrable Securities (as appropriately adjusted for any stock split, dividend, combination or other recapitalization or like transactions) (or all of such transferring Holder’s shares if less); provided, that (in all cases) (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (y) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 4.3 below; and (z) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

2.10        Termination of Registration Rights.  No Holder shall be entitled to exercise any right provided for in this SECTION 2 after the earliest to occur of the following: (a) the fifth (5th) anniversary of the effective date of the IPO; or (b) after the consummation of a Liquidation Event in which the proceeds received by the Holders consist solely of cash and/or freely tradable securities.

SECTION 3

Sale Rights

3.1          Initiation of Sale Process.

(a)           Upon written notice to the Company from the holders of at least fifty percent (50%) of the number of shares of Common Stock issued or issuable upon conversion of shares of Series A Preferred Stock issued pursuant to the Subscription Agreement (the “Electing Investors”) at any time on or and after the Fifth Anniversary, to the extent that the IPO has not been consummated, the Company shall initiate a process (the “Sale Process”), in accordance with this SECTION 3, intended to result in a Sale of the Company.  In furtherance of the foregoing, upon receipt of the notice described above, the Company shall take, and shall cause its officers, employees, consultants, counsel and advisors to take, the actions set forth in Section 3.3 below.

(b)           Notwithstanding anything in Section 3.1(a) to the contrary, the Company shall not be required to initiate a Sale Process prior to the date that is six months after the Fifth Anniversary (the “IPO Deadline”) if, prior to the Fifth Anniversary, (i) the Company gives written notice to the Electing Investors stating its intent to consummate an IPO prior to the IPO Deadline and (ii) the Company files a registration statement under the Securities Act for the IPO.  Notwithstanding the foregoing, in the event that an IPO is not consummated prior to the IPO Deadline, the Electing Investors shall have the right to cause the Company to initiate a Sale Process pursuant to Section 3.1(a) above.

(c)           The rights set forth in this SECTION 3 shall terminate upon the effectiveness of the earlier of (i) the consummation of the IPO or (ii) a Sale of the Company.

3.2          Advisors.  The Company shall engage an investment bank (the “Financial Advisor”) acceptable to the Electing Investors, and a law firm (the “Deal Counsel”) (which may be the Company’s existing law firm) to assist with the Sale Process.  The Financial Advisor and Deal Counsel shall represent the Company and only the Company in the sale process, and the costs, fees and expenses of such advisors shall be paid by the Company.

3.3          Cooperation with Sale Process.  The Company shall, and shall cause its employees, officers, consultants, counsel and advisors to:

(a)           assist the Financial Advisor in creating a list of potential acquirers;

(b)           set up and maintain a virtual or actual data room containing due diligence materials customarily provided in connection with transactions of the nature of a Sale of the

Company, along with any other due diligence materials reasonably requested by any potential acquirer;

(c)           execute customary non-disclosure agreements with potential acquirers;

(d)           provide incentive compensation to members of the Company’s management as reasonably determined by the Board to be necessary or helpful to the successful consummation of the Sale of the Company;

(e)           prepare, or assist the Financial Advisor with the preparation of, any marketing, financial or other materials reasonably deemed by the Company to be necessary or helpful in connection with a Sale of the Company;

(f)            attend and participate in any meetings, conference calls or presentations regarding the Company and its business with potential acquirers;

(g)           execute a letter of intent or term sheet on terms acceptable to the Company with one or more potential acquirers;

(h)           subject to Section 3.4, execute and perform the Company’s obligations contained in such definitive agreements relating to a Sale of the Company as are negotiated with the potential acquirer; and

(i)            communicate regularly and promptly with each of the Financial Advisor and Deal Counsel regarding the Sale Process.

3.4          Approval of Terms and Conditions.

(a)           The Company shall cause its management, together with the Financial Advisor and Deal Counsel, to deliver regular updates to its Board regarding material developments in the Sale Process and summarizing the status of the negotiation of the terms and conditions of the Sale of the Company.  The Company shall, upon request of the Electing Investors, either call a meeting of its Board or seek the written consent of the Board approving the Sale of the Company and the entering into of the definitive agreements relating thereto.  If the Board approval of a proposed Sale of the Company is obtained, the Board shall recommend that the Company’s stockholders approve such Sale of the Company, and the Company shall use its reasonable best efforts to promptly solicit and obtain any required stockholder approval of such Sale of the Company.

(b)           If the Board approval described in Section 3.4(a) above is obtained, but the requisite stockholders of the Company fail to approve the Sale of the Company, such event shall be considered a “Failure of Sale Approval” for purposes of this Agreement and the Restated Certificate.

SECTION 4

Additional Covenants and Agreements

4.1          Restrictions on Transfer.

(a)           After the date of this Agreement and prior to the Fifth Anniversary, no Holder shall Transfer any Restricted Shares to any Person without the prior written consent of the Company; provided, however, that, without the prior written consent of the Company, a Holder may Transfer Restricted Shares following the termination of all lock-up agreements or related restrictions applicable to such Holder after the IPO.

(b)           After the Fifth Anniversary and prior to the sixth (6th) anniversary of the Closing, no Holder shall Transfer any Restricted Shares to any Person without the prior written consent of the Company; provided, however, that (i) without the prior written consent of the Company, a Holder may Transfer Restricted Shares following the termination of all lock-up agreements or related restrictions applicable to such Holder after the IPO and (ii) in the event that an IPO has not occurred on or prior to the Fifth Anniversary and thirty (30) days have elapsed since the Fifth Anniversary, and the Company has not delivered written notice of its intent to proceed with an IPO to the holders of Series A Preferred Stock or filed a registration statement with the SEC in connection with an IPO, then a Holder may Transfer Restricted Shares in any Transfer other than an Excluded Transfer.

(c)           After the sixth anniversary of the Closing, a Holder may transfer any of the Restricted Shares, other than in any Transfer other than an Excluded Transfer.

(d)           Any attempted Transfer in violation of this Section 4.1 shall be void ab initio.

4.2          Restrictive Legends

(a)           Each book-entry representing Restricted Shares (unless otherwise permitted by the provisions of Section 4.2(d)) shall bear a legend in the following form (in addition to any legend required under applicable state securities laws):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES LAWS OF ANY STATE MAY NOT BE TRANSFERRED, SOLD, OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERE TO IS IN EFFECT UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.”

(b)           In addition, for so long as Restricted Shares are subject to the restrictions set forth in Section 4.1, each book-entry representing Restricted Shares shall bear a legend in the following form:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN AN INVESTOR RIGHTS AGREEMENT. THE COMPANY WILL MAIL TO THE HOLDER OF THE SECURITIES A COPY OF SUCH INVESTOR RIGHTS AGREEMENT, AS IN EFFECT ON THE DATE OF MAILING, WITHOUT CHARGE, PROMPTLY AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR.”

(c)           Each Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Shares in order to implement the restrictions on transfer set forth in this Section 4.1.

(d)           Prior to any proposed Transfer of any Restricted Shares required to bear the legend set forth in Section 4.2(a), unless there is in effect a registration statement under the Securities Act covering the proposed Transfer, the Restricted Holder shall give written notice to the Company of such Restricted Holder’s intention to effect such Transfer. Each such notice shall describe the manner and circumstances of the proposed Transfer in sufficient detail, and shall be accompanied by either (i) an opinion of legal counsel reasonably satisfactory to the Company to the effect that the proposed Transfer of the Restricted Shares may be effected without registration under the Securities Act, or (ii) any other evidence reasonably satisfactory to counsel to the Company, whereupon such Restricted Holder shall be entitled to Transfer such Restricted Shares in accordance with the terms of the notice delivered by such Restricted Holder to the Company. Notwithstanding the foregoing, in the event a Restricted Holder shall give the Company a representation letter containing such representations as the Company shall reasonably request, the Company will not require such legal opinion or such other evidence (A) in a routine sales transaction in compliance with Rule 144 under the Securities Act, (B) in any transaction in which a Restricted Holder that is a corporation distributes Restricted Shares solely to its majority owned subsidiaries or Affiliates for no consideration or (C) in any transaction in which a Restricted Holder that is a partnership or limited liability company distributes Restricted Shares solely to its Affiliates (including affiliated fund partnerships), or partners or members of such Restricted Holder or its Affiliates for no consideration. Each book-entry evidencing the Restricted Shares transferred shall bear the appropriate restrictive legend set forth in this Section 4.1, except that such book-entry shall not bear the first such restrictive legend if such legend is not required in order to establish compliance with any provisions of the Securities Act. Upon the request of a Restricted Holder and, if necessary, the appropriate evidence as required by clause (i) or (ii) above, the Company shall remove the first such restrictive legend from the applicable book-entry and from any book-entry with respect to any applicable transferee if such legend is not required in order to establish compliance with any provisions of the Securities Act and the Restricted Holder promptly Transfers the Restricted Shares. Upon the request of a Restricted Holder that holds securities bearing the second restrictive legend, the Company shall remove such restrictive legend from any applicable book entry when the provisions of Section 4.1 are no longer applicable to the applicable Restricted Shares.

4.3          Security Clearance Matters.  The Investor agrees that it shall take all actions required to ensure that the transactions contemplated by the Subscription Agreement and this Agreement do not prevent or otherwise restrict the Company from maintaining a facility security clearance and all similar access permissions granted by or on behalf of any Governmental

Authority without restriction on the Company or any of its subsidiaries, including without limitation timely compliance with any mitigation step restricting, constraining or affecting the Investor or its affiliates with respect to its or their investment in the Company, as required by or on behalf of any Governmental Authority (including without limitation the Defense Security Service) for the maintenance of any such clearance or access permission in connection with the transactions contemplated by the Subscription Agreement and this Agreement, and the Investor and the Company shall cooperate in providing information to the Defense Security Service that is necessary or advisable in connection with review by the Defense Security Service of the transactions contemplated by the Subscription Agreement and this Agreement.

4.4          “Market Stand-Off” Agreement; Lock-Up.

(a)           Each Holder hereby agrees that in connection with the IPO or any other registered public offering in which such Holder participates, upon the request of the underwriters managing such offering, that such Holder shall not: (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (b) enter into any hedging swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed: (x) with respect to the IPO, one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act in connection with the IPO (or such longer period of time as may be required to accommodate regulatory restrictions on (A) the publication or other distribution of research reports and (B) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), as applicable, (or any successor rules or amendments thereto)); and (y) with respect to any other registered public offering in which such Holder participates, ninety (90) days following the effective date of the registration statement of the Company filed under the Securities Act in connection with such offering (the “Standoff Period”); provided, however, that all executive officers, directors and holders of three percent (3%) or more of the Company’s outstanding capital stock of the Company (a “Major Holder”) enter into substantially identical agreements; provided that, with respect to a Major Holder, the foregoing proviso will only apply (1) with respect to the IPO and (2) with respect to any other offering in which such Major Holder is selling securities.  Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto.  The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of the Standoff Period.  In connection with the IPO or any other registered public offering in which such Holder participates, each Holder hereby agrees to sign the underwriter’s standard lock-up agreement reflecting the foregoing.

(b)           Notwithstanding anything to the contrary in this Agreement, the Company shall not effect, nor allow or permit to occur, any IPO or any other registered public offering, or any listing on a securities exchange of Common Stock or other equity securities of the Company or any of its subsidiaries, other than in accordance with the following:

(i)            Subject to Sections 4.4(b)(ii) and 4.4(b)(iii), any offering of any Company Shares by the Investor and the Company Holders must be pro rata between the Investor, on the one hand, and the Company Holders, on the other hand.  The pro rata ratio between the Investor and the Company Holders of Company Shares shall be determined by the amount of Company Shares held by the Investor and the Company Holders at the time of the launch of such IPO or other registered public offering or listing.

(ii)           After consummation of an IPO or other registered public offering or listing, the Company Holders may Transfer their Company Shares up to the percentages of Company Holders Post-IPO Holdings set forth below during the relevant periods identified:

Period	Maximum Cumulative Amount
Consummation of IPO or other registered public offering or listing to 6-month anniversary thereof	0%
6-month to 9-month anniversary of IPO or other registered public offering or listing	10%
9-month to 12-month anniversary of IPO or other registered public offering or listing	20%
12-month to 15-month anniversary of IPO or other registered public offering or listing	30%
15-month to 18-month anniversary of IPO or other registered public offering or listing	45%
18-month to 21-month anniversary of IPO or other registered public offering or listing	60%
21-month to 24-month anniversary of IPO or other registered public offering or listing	80%
24-month anniversary of IPO or other registered public offering or listing and thereafter	100%

(iii)          After consummation of an IPO or other registered public offering or listing, only the Company or the Investor (or its permitted transferee) may Transfer Company Shares in any registered public offering; provided that, the Investor may elect, in its sole discretion, to permit the Company Holders to participate in any such offering.  For the avoidance of doubt, if any Company Holder Transfers any Company Shares in a registered public offering after the IPO or other registered public offering or listing, the amount of Company Shares sold in such offering by such Company Holder shall be included the calculation of the maximum cumulative amount of Company Shares permitted to be sold by the Company Holders pursuant to clause (ii) above.

4.5          Board Matters.

(a)           For so long as the Investor holds at least 2,410,800 of the shares of Series A Preferred Stock originally issued pursuant to the Subscription Agreement (or the shares of Common Stock issued upon conversion thereof) (as adjusted for stock splits, combinations, reorganizations and the like with respect to the Series A Preferred Stock), at any annual or special meeting called, or in connection with any other action (including the execution of written consents in the event that such consents are permitted by the Restated Certificate) taken for the purpose of electing directors to the Board, the Investor shall have the right to designate two (2) directors to the Board (each, a “Series A Director”).

(b)           Upon a nominee becoming a Series A Director, the Company shall enter into an indemnification agreement with such Series A Director, in the form entered into with the other directors of the Company and shall cause such Series A Director to be covered by any directors and officers insurance policy maintained by the Company from time to time, at all times that such director serves on the Board.

(c)           The Company shall take all necessary actions within its control to ensure that (i) the Compensation Committee of the Board includes at one Series A Director (unless otherwise agreed by all then serving Series A Directors) and (ii) the Board does not establish an executive or other similar committee that is authorized to act for general purposes on behalf of the Board (unless otherwise agreed by all then serving Series A Directors).

(d)           The approval of at least a majority of the then serving non-employee directors of the Company shall be required for the Company (i) to approve any annual budget of the Company and its subsidiaries, taken as a whole, and (ii) to appoint of a new chief executive officer after the date of this Agreement.  In the event of a Failure of Sale Approval, the approval by the Company of any annual budget of the Company and its subsidiaries, taken as a whole, shall also require the approval of at least one Series A Director.

(e)           Upon request, the Company shall promptly reimburse in full, each Series A Director for his or her reasonable, customary and documented travel expenses incurred in the course of business conducted on behalf of the Company as a director (including without limitation attendance at meetings of the Board or any committee thereof) in accordance with the Company’s then current travel and reimbursement policies.

(f)            The rights set forth in this Section 4.5 shall terminate immediately upon the effectiveness of a Sale of the Company or other Liquidation Event.

4.6          Certain New Securities.

(a)           If, after the Closing, the Company intends to issue any New Securities to any Person, then, at least ten (10) Business Days prior to the issuance of the New Securities, the Company shall deliver to the Investor an offer (the “Offer”) to issue the New Securities to the Investor upon the terms set forth in this Section 4.6; provided, however, that the Company shall have no obligation to make an Offer to the Investor at such time as the Investor holds fewer than 1,205,400 of the shares of Series A Preferred Stock originally issued pursuant to the Subscription Agreement (as adjusted for stock splits, combinations, reorganizations and the like with respect to the Series A Preferred Stock).  Notwithstanding the foregoing, the Company in its discretion may voluntarily provide an Offer to the Investor even if the foregoing condition has not been satisfied. The Offer shall state that the Company proposes to issue the New Securities and shall specify their number and terms (including purchase price). The Offer shall remain open and irrevocable for a period of ten (10) Business Days (the “Offer Period”) from the date of its delivery.

(b)           The Investor shall have the right to purchase the New Securities on the terms and conditions set forth in the Offer by delivering written notice of acceptance thereof to the Company during the Offer Period.  The closing of the purchase of New Securities by the Investor shall be held at the principal office of the Company at 10:00 a.m. local time on the closing date set forth in the Offer or at such other time and place as the parties to the transaction may agree. At such closing, the Company shall deliver the New Securities purchased by the Investor to the Investor against payment of the purchase price therefor by the Investor. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate to consummate such transactions.

(c)           If the Investor does not elect to purchase all of the New Securities pursuant to Section 4.6(b), the Company may sell the balance of the New Securities on terms and conditions that are no more favorable in the aggregate to the applicable purchaser than those set forth in the Offer. If such sale is not consummated within one hundred twenty (120) days of the date upon which the Offer is given, then no issuance of New Securities may be made thereafter by the Company without again offering the same to the Investor in accordance with this Section 4.6.

(d)           The rights granted in this Section 4.6 are personal to the Investor and do not constitute a right of holders of any securities of the Company, including, without limitation, the Series A Preferred Stock, as such.

(e)           The rights set forth in this Section 4.6 shall terminate immediately prior to the earlier to occur of (a) the consummation of the IPO or (b) a Sale of the Company or other Liquidation Event.

4.7          Transaction Fees.  Neither the Investor nor any Affiliate of the Investor shall be entitled to transaction, financing, investment banking, management, advisory, consulting or other fees, except as otherwise determined by at least 75% of the disinterested members of the Board (and any such fees shall be at commercially reasonable rates).

4.8          Confidentiality.  The Investor agrees to use the same degree of care as the Investor uses to protect its own confidential information, but in no event less than reasonable care, for any information obtained pursuant to this Agreement, and the Investor acknowledges that it will not disclose such information without the prior written consent of the Company, except such information that the Investor can demonstrate (a) is or becomes generally available to and known by the public other than as a result of any direct or indirect disclosure by the

Investor or any of its representatives in violation of this Agreement; (b) was or becomes available to the Investor on a non-confidential basis from a source other than the Investor or its representatives, provided that to the Investor’s knowledge such source is not prohibited from disclosing such information by a contractual, legal or fiduciary obligation; or (c) is or was independently developed by the Investor without reference to any of the Company’s confidential information and without violating the Investor’s obligations under this Agreement.  Notwithstanding the foregoing, the Investor may disclose such information to its Affiliates, advisors (including, without limitation, attorneys, accountants and financial advisors) of the Investor or its Affiliates and the Investor’s or any such Affiliate’s respective directors, officers, partners, members, employees, agents and representatives who need to know such information for purposes of monitoring the Investor’s investment in the Company (it being understood that the Investor’s representatives shall be informed by the Investor of the confidential nature of such information and shall be directed by the Investor, and shall each expressly agree, to treat such information confidential in accordance with this Agreement).  The Investor will be responsible for any breach of this Section 4.8 by the Investor or by the Investor’s representatives listed in this Section 4.8.  In the event that the Investor or any of the Investor’s representatives receive a request or are required by law, regulation or legal or regulatory process (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose all or any part of the information obtained pursuant to this Agreement, the Investor or the Investor’s representatives, as the case may be, agree to (i) as promptly as practicable notify the Company (unless prohibited by applicable law, regulation or legal or regulatory process) of the existence, terms and circumstances surrounding such request or requirement, (ii) reasonably consult with the Company on the advisability of taking legally available steps to resist or narrow such request and (iii) reasonably assist the Company in seeking a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained or that the Company waives compliance with the provisions hereof, the Investor or the Investor’s representatives, as the case may be, may disclose only that portion of the information which such party is advised by counsel is required by applicable law, regulation or legal or regulatory process to be disclosed and shall exercise commercially reasonably efforts to obtain assurance that confidential treatment will be accorded such information.

4.9          Certain Information Rights.  Subject to Section 4.3, the Company shall provide to the Investor, within five (5) Business Days of the same being available, copies of (a) monthly operational reports as prepared for the senior management team of the Company; (b) quarterly reports of net revenues and adjusted EBITDA for each business segment of the Company; and (c) quarterly compliance certificates as delivered to the lenders under the Second Amended and Restated Credit Agreement, dated as of March 28, 2014, as amended and as may be further amended or replaced from time to time; provided, that the Company shall have no obligation to deliver any of the foregoing at any time after the earlier of (i) the Investor holds fewer than 2,410,800 shares of Series A Preferred Stock originally issued pursuant to the Subscription Agreement (or the shares of Common Stock issued upon conversion thereof) (as adjusted for stock splits, combinations, reorganizations and the like with respect to the Series A Preferred Stock) and (ii) the consummation of the IPO.

SECTION 5

Miscellaneous

5.1          Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Restricted Shares permitted pursuant to the terms of this Agreement).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.2          Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware without regard to its choice of laws principles.

5.3          Submission to Jurisdiction.  Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its affiliates against any other party or its affiliates shall be brought and determined in the Court of Chancery of the State of Delaware, provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court.  Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby.  Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein.  Each of the parties further agrees that notice as provided herein in accordance with Section 5.6 shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient.  Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

5.4          Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and this Agreement will become effective when one or more counterparts have been signed by a party and delivered to the other parties. Copies of executed counterparts of signature pages to this Agreement may be transmitted by PDF (portable document format) or facsimile and such PDFs or facsimiles will be deemed as sufficient as if actual signatures pages had been delivered.

5.5          Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.6          Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by nationally recognized overnight air courier, one (1) Business Day after mailing; (c) if sent by facsimile transmission, when transmitted and receipt is confirmed; (d) if sent by e-mail transmission, with a copy sent on the same day in the manner provided in Section 5.6 (a), 5.6 (b) or 5.6(c), when transmitted and receipt is confirmed; and (e) if otherwise actually personally delivered, when delivered.  All communications to the Company shall be sent to:

CH2M HILL Companies, Ltd.

919 South Jamaica Street

Englewood, CO  80112-5946

Fax No.: (720) 286-8686

E-mail: thomas.mccoy@ch2m.com

Attention: Thomas McCoy, Executive Vice President, General Counsel & Secretary

with a copy to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

Fax No.: (650) 463-2600

E-mail: tad.freese@lw.com

Attention: Tad J. Freese

All communications to the Investor shall be sent to:

AP VIII CH2 Holdings, L.P.
c/o Apollo Management VIII, L.P.
9 West 57th Street
New York, NY 10019
Fax No.: (646) 607-0528
E-mail: lmedley@apollolp.com

Attention: Laurie Medley, Esq.

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Fax No.: (212) 757-3990

E-mail: bfinnegan@paulweiss.com

Attention: Brian P. Finnegan

5.7          Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least a majority of the then outstanding Registrable Securities.  Any amendment or waiver effected in accordance with this Section 5.7 shall be binding upon each Holder of Registrable Securities and the Company.

5.8          Severability.  If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible and such invalidity, illegality or unenforceability will not affect any other provision of this Agreement.  In such event, the parties shall negotiate, in good faith, a legal, valid and enforceable substitute provision which most nearly effects the intent of the parties in entering into this Agreement.

5.9          Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to either party to this Agreement, upon any breach or default of the other party to this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5.10        Entire Agreement.  This Agreement (including all schedules and exhibits attached hereto, if any) constitutes the full and entire understanding and agreement among the parties hereto with respect to the subject matter hereof and supersedes all other agreements of the parties to the extent such agreements relate to the subject matter hereof.

5.11        Aggregation of Stock.  Unless otherwise provided, all shares of Registrable Securities of the Company held or acquired by affiliated entities or persons shall be aggregated (on an as converted basis) for the purpose of determining the availability of any rights under this Agreement.

5.12        Absence of Presumption.  With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration will be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

5.13        Construction.

(a)           References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

(b)           References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(c)           Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified and shall be counted from the day immediately following the date from which such number of days are to be counted.

(Signature pages follow)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

CH2M HILL COMPANIES, LTD.

By:	/s/Gary L. McArthur
Name: Gary L. McArthur
Title: Executive Vice President and Chief Financial Officer

[SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

INVESTOR:

AP VIII CH2 HOLDINGS, L.P.

By:	APOLLO ADVISORS VIII, L.P.,
its general partner

By:	APOLLO CAPITAL MANAGEMENT VIII, LLC,
its general partner

By:	/s/ Laurie D. Medley
	Name:	Laurie D. Medley
	Title:	Vice President

[SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]